UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2011 (May 27, 2011)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York		10022-4608
(Address of Principal Executive Offices)		(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 27, 2011, Alcoa Inc. (“Alcoa”) elected to redeem all of its outstanding 5.375% Notes due 2013 (the “5.375% Notes”) in the aggregate principal amount of $283,902,000. The redemption date is set for June 28, 2011. The redemption price, calculated in accordance with the provisions of the 5.375% Notes, will be the greater of (i) 100% of the principal amount of the 5.375% Notes or (ii) the sum of the present values of the remaining scheduled payments on the 5.375% Notes, discounted to the redemption date as described in the 5.375% Notes, using a reference rate for a comparable U.S. Treasury security plus 20 basis points, plus, in either case, accrued and unpaid interest on the 5.375% Notes to the redemption date. The reference rate will be calculated on the third business day preceding the redemption date.

In the second quarter of 2011, Alcoa expects to recognize an after-tax net charge of approximately $30 million on the early retirement of debt and the associated settlement of interest rate swaps in connection with the previously announced completion of the tender offers for the 5.375% Notes and the 6.00% Notes due 2013 and the redemption of the remaining outstanding 5.375% Notes.

Forward-Looking Statements

This report contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “estimates,” “expects,” “forecasts,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions, or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding anticipated or estimated financial results, operating performance, or expected timing of events. Forward-looking statements are subject to a number of known and unknown risks, uncertainties, and other factors and are not guarantees of future performance. Actual results, performance, or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum, alumina and other products; (b) unfavorable changes in general business and economic conditions; (c) disruptions or volatility in the global financial markets, including changes in applicable treasury rates relevant to the determination of the redemption price for the 5.375% Notes; and (d) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2010, Form 10-Q for the quarter ended March 31, 2011, and other reports filed with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Nicholas J. DeRoma
Name:	Nicholas J. DeRoma
Title:	Executive Vice President,
Chief Legal and Compliance Officer

Date: May 31, 2011

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